UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2006

AirTran Holdings, Inc.

(Exact name of registrant as specified in its charter)

State of Incorporation: Nevada

Commission file number: 1-15991	I.R.S. Employer Identification No: 58-2189551

9955 AirTran Boulevard, Orlando, Florida 32827

(Address of principal executive offices) (Zip Code)

(407) 251-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material definitive Agreement.

On April 28, 2005, AirTran Airways, Inc. (the “Company”), a wholly-owned subsidiary of AirTran Holdings, Inc., exercised its right to convert 14 aircraft options and 10 purchase right aircraft to firm purchase aircraft under its July 2003 agreement with The Boeing Company (“Boeing”) for, among other things, the purchase of up to seventy-eight Boeing model 737 aircraft (the “Aircraft Purchase Agreement”). The exercised options and purchase rights are for aircraft scheduled to be delivered to the Company during 2008 and 2010. Among other consideration for such exercise, Boeing granted the Company 12 additional purchase right aircraft under the Aircraft Purchase Agreement. With the exception of such 12 newly granted purchase right aircraft, the Company has exercised all aircraft options and purchase right aircraft granted by Boeing to the Company under the Aircraft Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AirTran Holdings, Inc.
(Registrant)

Date: May 3, 2006	/s/ Stanley J. Gadek
Stanley J. Gadek
Senior Vice President, Finance,
and Chief Financial Officer
(Principal Accounting and Financial Officer)